Salarius Pharmaceuticals and Decoy Therapeutics Complete Merger

Strategic transaction supports the advancement of Decoy’s rapid computational design and manufacturing of innovative peptide conjugate therapeutics through its IMP3ACT™ platform

Combined company has pro forma cash of $14 million following merger and closing of recent public offering

HOUSTON and CAMBRIDGE, Mass. (November 13, 2025) – Salarius Pharmaceuticals (Nasdaq: SLRX) (“Salarius” or the “Company”) and Decoy Therapeutics (“Decoy”) announce the completion of their strategic merger with the combined company now focused on advancing Decoy’s pipeline of peptide conjugate therapeutics engineered through its IMP3ACT platform that reduces the complexity of drug development and manufacturing.

“I’d like to thank both the Salarius and Decoy teams for their hard work and dedication in completing this transaction, which supports the advancement of next-generation therapeutics through our proprietary IMP3ACT Platform,” said Frederick “Rick” Pierce, Chief Executive Officer of Salarius and former Chief Executive Officer of Decoy. “By combining artificial intelligence (AI), machine learning (ML) and high-speed synthesis techniques, we rapidly design, engineer and manufacture peptide conjugate drug candidates that target serious unmet medical needs. Our technology and innovations in manufacturing allow for advancing new therapies from lab to clinic to commercialization with unprecedented speed. We anticipate multiple value-creating inflection points in the coming year, initially targeting unmet needs in respiratory infectious diseases and gastroenterology (GI) oncology indications.”

Prior to this merger, Decoy attracted financing from institutional investors as well as significant non-dilutive capital from the Massachusetts Life Sciences Seed Fund, the Google AI startup program and the NVIDIA Inception program, among other sources. Decoy also received QuickFire Challenge award funding provided by the Biomedical Advanced Research and Development Authority (BARDA) through BLUE KNIGHT™, a legacy collaboration between Johnson & Johnson Innovation – JLABS and BARDA within the Administration for Strategic Preparedness and Response.

During the next 12 months, Decoy expects to advance its lead asset, a pan-coronavirus antiviral, to the filing of an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA), and to make progress on other programs including a novel broad-acting antiviral to treat flu, COVID-19 and respiratory syncytial virus (RSV), and a peptide drug conjugate targeting GI cancers.

Then new company will be renamed Decoy Therapeutics. In addition to Decoy’s Co-founder Mr. Pierce serving as Chief Executive Officer, the new company is led by Decoy’s Co-founder Chief Scientific Officer Barbara Hibner, by Decoy’s Chief Business Officer Peter Marschel, by Decoy’s Chief Technology Officer Mike Lipp and by Decoy’s acting Chief Medical Officer and Scientific Advisory Board Chair Shahin Gharakhanian, M.D. Salarius’ current Chief Financial Officer and former acting Chief Executive Officer Mark Rosenblum will continue to serve as Chief Financial Officer of the combined company.

About the Merger Agreement

As previously disclosed, the Company entered into an Agreement and Plan of Merger dated January 10, 2025, as previously amended by the First Amendment on March 28, 2025, the Second Amendment on June 10, 2025, by the Third Amendment on July 18, 2025 by the Fourth Amendment on July 29, 2025,

and by the Fifth Amendment dated September 17, 2025 (as amended, collectively, the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc. (“MergerSub I”), Decoy Therapeutics MergerSub II, LLC (“MergerSub II”), and Decoy. On November 12, 2025, pursuant to the Merger Agreement, MergerSub I merged with and into Decoy, and immediately thereafter Decoy merged with and into Merger Sub I (the “Merger”), resulting in the Decoy business becoming a wholly owned subsidiary of the Company.

In connection with the Merger, the Company issued 877.709 shares of Series A Preferred Stock and 796.306 shares of Series B Preferred Stock to former Decoy stockholders and debtholders and reserved 45.098 shares of Series A Preferred Stock for assumed in-the-money Decoy options and warrants. In connection with the adjustment to the conversion ratio in the certificate of designations for the Series A and Series B Preferred Stock triggered by the recent financing, the number of Company common shares underlying the issued and reserved shares of Series A and Series B Preferred Stock is 4,814,106. The shares of Series A Preferred Stock and Series B Preferred Stock are not convertible into common stock until such time as the Company’s stockholders approve such conversion in accordance with Nasdaq Rule 5635 and the approval of the Company’s initial listing application with Nasdaq. Salarius will call a special stockholder meeting to approve, among other things, the conversion of the Preferred Stock issued at merger closing into shares of Salarius common stock.

Ladenburg Thalmann & Co. Inc. acted as exclusive financial advisor to Decoy in connection with the merger and sole bookrunning manager in connection with Salarius’ recent public offering, and Nason Yeager Gerson Harris & Fumero, P.A. served as legal counsel to Decoy. Honigman LLP served as legal counsel to Salarius in connection with the merger and Hogan Lovells US LLP served as counsel to Salarius in connection with the concurrent financing.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the combined company, including without limitation, statements relating to plans and expectations relating to the business, scientific advisory board, products, including expected achievement of milestones for its lead asset and future prospects of the combined company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the combined company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to the combined company’s ability to satisfy the initial listing standards in the required timeframe; risks that the combined company will not achieve the synergies expected from the proposed merger; risks that the combined company will not obtain sufficient financing to execute on their business plans; risks that Salarius will be unable to obtain stockholder approval for the conversion of the preferred stock; and risks related to the combined company’s products and development plans, including unanticipated issues with any IND application process and the potential of the IMP3ACT™ platform. Readers are urged to carefully review and consider the various disclosures made by Salarius in its reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by its Quarterly Reports on

Form 10-Q and other documents filed with the SEC. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Salarius’ actual results may vary materially from those expected or projected.

CONTACT:

Alliance Advisors IR
Jody Cain
jcain@allianceadvisors.com
310-691-7100

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